Exhibit 24

          CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Chapman Capital Management Holdings, Inc., the Registration Statement on Form S-8, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.
                                   DATE

/s/ NATHAN A. CHAPMAN, JR.         October 2, 1998
Nathan A. Chapman, Jr.,
President and Director
(Principal Executive Officer)

/s/ EARL U. BRAVO, SR.             October 2, 1998
Earl U. Bravo, Sr., Director

/s/ ROBERT L. WALLACE              September 24, 1998
Robert L. Wallace, Director

/s/ THERON STOKES                  October 1, 1998
Theron Stokes, Director

/s/ M. LYNN BALLARD                October 2, 1998
M. Lynn Ballard, Treasurer and
Controller (Principal Accounting
and Financial Officer)

BAODOCS1/0063071.01